UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024 (December 30, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Madison Avenue, 8th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On December 30, 2024, the board of directors of 1847 Holdings LLC (the “Company”) declared a dividend of one (1) share of the Company’s newly designated series E preferred shares for each outstanding common share of the Company to shareholders as of January 10, 2025. The rights, preferences, limitations, and other matters relating to the series E preferred shares are set forth in a share designation, dated December 30, 2024 (the “Share Designation”). The following is a summary of the principal terms of the series E preferred shares as set forth in the Share Designation.

General; Transferability. The series E preferred shares will be uncertificated and represented in book-entry form. No series E preferred shares may be transferred by the holder thereof except in connection with a transfer by such holder of any common shares held by such holder, in which case a number of series E preferred shares equal to the number of common shares to be transferred by such holder will be automatically transferred to the transferee of such common shares.

Dividend Rights. The Holders of series E preferred shares, as such, shall not be entitled to receive dividends of any kind on the series E preferred shares.

Liquidation Rights. Subject to the rights of creditors and the holders of the Company’s series A senior convertible preferred shares, series C senior convertible preferred shares and series D senior convertible preferred shares, upon any liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of the Company’s common shares or allocation shares, each holder of outstanding series E preferred shares shall be entitled to receive an amount of cash equal to 100% of the stated value ($0.001 per share).

Voting Rights. Each outstanding series E preferred share shall have 1,000,000 votes per share. The outstanding series E preferred shares shall vote together with the outstanding common shares as a single class exclusively with respect to the Proposals (as defined in the Share Designation) and shall not be entitled to vote on any other matter except to the extent required under the Company’s operating agreement or the Delaware Limited Liability Company Act. Notwithstanding the foregoing, and for the avoidance of doubt, each series E preferred share redeemed pursuant to the Initial Redemption (as defined below) shall have no voting power with respect thereto, and the holder of each series E preferred share redeemed pursuant to the Initial Redemption shall have no voting power with respect to any such series E preferred share on the Proposals. Unless otherwise provided on any applicable proxy or ballot with respect to voting on the Proposals, the vote of each series E preferred share entitled to vote on the Proposals shall be cast in the same manner as the vote, if any, of the common shares in respect of which such series E preferred share was issued as a dividend is cast on the Proposals, as applicable, and the proxy or ballot with respect to common shares held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all series E preferred shares held by such holder. Holders of series E preferred shares will not receive a separate ballot or proxy to cast votes with respect to the series E preferred shares on the Proposals.

Redemption Rights. All series E preferred shares that are not duly voted by proxy prior to the opening of any meeting of shareholders held to vote on the Proposals shall automatically be redeemed by the Company as of immediately prior to the opening of such meeting without further action on the part of the Company or the holder thereof (the “Initial Redemption”). Any outstanding series E preferred shares that have not been redeemed pursuant to an Initial Redemption shall be redeemed in whole automatically upon the approval by the Company’s shareholders of the Proposals at any meeting of shareholders held for the purpose of voting on the Proposals (any such redemption, the “Subsequent Redemption”). In addition, the board of directors may, in its sole discretion and at any time, order redemption of all (but not part) of the outstanding series E preferred shares by delivering written notice of redemption to each holder of record of outstanding series E preferred shares not less than two (2) days prior to the redemption date specified in such notice (the “Discretionary Redemption” and, together with the Initial Redemption and Subsequent Redemption, the “Redemptions”). Each series E preferred share redeemed in any Redemption shall be redeemed in consideration for the right to receive an amount equal to $0.01 in cash for each ten (10) series E preferred shares that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the Share Designation) thereof as of immediately prior to the applicable Redemption and redeemed pursuant to such Redemption; provided, however, that for the avoidance of doubt, the redemption consideration in respect of the series E preferred shares redeemed in any Redemption: (x) shall entitle the former beneficial owners of less than ten (10) series E preferred shares redeemed in any Redemption to no cash payment in respect thereof and (y) shall, in the case of a former beneficial owner of a number of series E preferred shares redeemed pursuant to any Redemption that is not equal to a whole number that is a multiple of ten (10), entitle such beneficial owner to the same cash payment, if any, in respect of such Redemption as would have been payable in such Redemption to such beneficial owner if the number of series E preferred shares beneficially owned by such beneficial owner and redeemed pursuant to such Redemption were rounded down to the nearest whole number that is a multiple of ten (10) (such that, for example, the former beneficial owner of 25 series E preferred shares redeemed pursuant to any Redemption shall be entitled to receive the same cash payment in respect of such Redemption as would have been payable to the former beneficial owner of 20 series E preferred shares redeemed pursuant to such Redemption).

Other Rights. Holders of series E preferred shares will have no conversion, preemptive or subscription rights for additional securities of the Company.

The foregoing description of the Share Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Designation filed as Exhibit 4.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.2	Share Designation of Series E Preferred Shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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